Exhibit 99.1


        Renhuang Pharmaceuticals Reports Financial Results for the Third
                   Quarter and Nine Months Ended July 31, 2007

    HARBIN, China--(BUSINESS WIRE)--Sept. 26, 2007--Renhuang Pharmaceuticals, Inc. (or "the Company", Stock symbol: RHGP.OB), a leading integrated developer, manufacturer and distributor of a broad line of high-quality nutraceutical, natural medicinal and bio-pharmaceutical products in the People's Republic of China (PRC), filed its quarterly report 10Q on September 19, 2007 and reported its results for the third quarter and nine months ending July 31, 2007.

    Financial Highlights for the Nine Months Ended July 31, 2007

    -- Fiscal nine months year-to-date total net income was $8.46 million, up 175% compared to the net income of $3.08 million for the Company's operating subsidiary for the same period last year

    -- The lower cash balance at the end of the quarter was due to a short-term cash investment of $9.50 million entered with a third party as a short-term loan on July 30. The short-term loan was returned to the Company before the end of August


                         Nine Months Ended  Nine Months Ended  YoY%
                            July 31, 2007     July 31, 2006    Change



Revenue                     $20,890,656        $21,841,797      (4%)
----------------------------------------------------------------------

Gross Income                $10,705,676        $10,619,067       1%
----------------------------------------------------------------------

Gross Profit Margin             51%                49%           5%
----------------------------------------------------------------------

Net Income                   $8,458,873        $3,079,915       175%
----------------------------------------------------------------------

Net Profit Margin               40%                14%          187%
----------------------------------------------------------------------

Earnings per Diluted
 Share                         $0.242              NA
----------------------------------------------------------------------


    Year to date for the nine months ended July 31, 2007, the Company generated a solid $8.46 million net income, representing a 175% increase compared to $3.08 million net income for the Company's operating subsidiary for the corresponding period of the prior year. The significant year-over-year growth of net income was primarily attributable to the substantially lower advertising expenses. The higher advertising expenses last year was mainly due to a more aggressive marketing campaign that was aimed at increasing the brand recognition in the South of China. The Company's effort in streamlining its management process and controlling costs after it went public in the U.S. in September last year contributed to the reduced general and administrative expenses year-over-year.

    Given the fact that during the previous fiscal year, the Company shifted from a shell company to a company that only started conducting the current operations from May 1, 2006, the nine month financial results for last year consists of the results of operations of the Company's operating subsidiary for the period from November 1, 2005 to April 30, 2006 and the results of operations of current Renhuang for the period from May 1, 2006 to July 31, 2006, when the subsidiary was part of the current Renhuang.

    Financial Highlights for the Three Months Ended July 31, 2007

    -- Third quarter 2007 net income was US$2.01 million, compared to a net income of US$2.62 million in the third quarter of 2006

    -- Net sales for the quarter were US$5.07 million, compared to US$5.41 million in the third quarter of 2006

    -- Earnings per share were US$0.057 compared to US$0.075 for the third quarter 2006


                         Three Months Ended Three Months Ended  YoY%
                            July 31, 2007      July 31, 2006    Change



Revenue                      $5,071,331         $5,413,875      (6%)
----------------------------------------------------------------------

Gross Income                 $2,579,368         $3,054,372      (16%)
----------------------------------------------------------------------

Gross Profit Margin             51%                56%          (10%)
----------------------------------------------------------------------

Net Income                   $2,013,727         $2,622,015      (23%)
----------------------------------------------------------------------

Net Profit Margin               40%                48%          (18%)
----------------------------------------------------------------------

Earnings per Diluted
 Share                         $0.057             $0.075        (24%)
----------------------------------------------------------------------


    Total revenues of $5.07 million for the third quarter of 2007 decreased 6% compared to $5.41 million from the same period of the previous year. Some production down time due to maintenance typically scheduled in the third quarter, the seasonally slowest quarter of the year, contributed to the sales decrease. Additionally, in an effort to improve accounts receivables, the Company worked extensively in this quarter with its customers and slowed order shipments to some customers who were late on payments, which resulted in slower sales. Total revenues consisted of 53% from Acanthopanax-base products, 16% from Shark Power Health Care products, and 31% from Traditional Chinese Medicines.

    Net income for the quarter ended July 31, 2007 was $2.01 million, compared with net income of $2.62 million in the same period a year ago. The year-over-year earnings decline was primarily driven by lower revenues, higher general & administrative expenses, and a slightly higher depreciation & amortization expenses. Basic earnings per diluted share were US$0.057 for the quarter. As of August 30, 2007, the number of common shares issued and outstanding was 35,096,681.

    The Company's Trade Receivables balance has been reduced substantially by $4.31 million from $11.86 million at the end of the previous quarter to $7.55 million at the end of the current quarter, representing a 36% improvement quarter-over-quarter. The Company implemented a strategy and made a major effort to work with its customers to collect the accounts receivables in the third quarter.

    "While I am not completely satisfied, our third quarter results are fairly indicative of our expectations for the seasonally slowest quarter of the year," said Renhuang's Chairman and Chief Executive Officer Mr. Li, Shaoming. "There were two major factors that contributed to the slower sales during the quarter. First, during this seasonally slowest quarter of the year, we took some production down time to schedule our manufacturing maintenance and to prepare for the upcoming busy season. This affected our production output slightly. Secondly, we have been working on improving our accounts receivables. During this quarter, as we worked hard with our customers to collect accounts receivables, we slowed order shipments to some customers who were late on payments, affecting sales somewhat. However, we are very pleased that this strategy worked very well and we achieved a significant improvement in our accounts receivables."

    "Our company only became a U.S. public company in September last year. Looking at our fiscal year-to-date results covering the nine months from October 1, 2006 to July 31, 2007, we have delivered net earnings of $8.46 million on solid sales of about $21 million, more than doubling the net earnings of $3.08 million for the Company's operating subsidiary for the same period of the previous year. I consider this a great achievement for a young public company."

    Looking forward, Mr. Li commented, "The next quarter is turning to what has historically been a stronger season for our industry. We have fully prepared our team to effectively handle incoming orders and have streamlined our manufacturing capacities to maximize output and reduce back log. In the meantime, we will continue to work on stabilizing our accounts receivables and improve our internal controls. Going forward, I am very confident that we can continue to deliver solid results and hopefully increase value for our shareholders."

    Details of the Company's financial data for the quarter ending July 31, 2007 are available in the Company's Quarterly Report 10Q dated and filed with the Securities and Exchange Commission on September 19, 2007.

    About Renhuang Pharmaceuticals, Inc.:

    Renhuang Pharmaceuticals, located in Harbin of Heilongjiang Province in Northeast China, is a leading integrated developer, manufacturer and distributor of a broad line of high-quality nutraceutical, natural medicinal and bio-pharmaceutical products. The Company provides three major product lines including the Acanthopanax-based natural medicinal products, Shark Power Health Care series and Traditional Chinese Medicines. Renhuang's key product line is Acanthopanax-based products, an effective natural medicine in treating depression and melancholy and offering various other health benefits. By controlling an estimated 70% of China's natural resource of Acanthopanax (also known as Siberian Ginseng), the Company has a dominant market position in Acanthopanax-based natural medicines. The Company distributes its products through a multi-layer sales network of over 2000 sales agents. Its products are not only sold nationwide but also exported to Russia and Southeast Asia.

    Renhuang has established a multi-channel research and development infrastructure composed of in-house researchers, a post-doctoral working center, and collaboration with well known institutions and scientists. The Company has achieved a significant progress in research & development of standard extraction, separation of effective components, and medication with specificity. Several of these products have already been submitted for approval by the State Food and Drug Administration ("SFDA"). These products are expected to have a substantial upside growth potential due to their insufficient supply in China. In manufacturing, the Company strictly follows the international GMP certified quality standards and system by utilizing cutting-edge technologies, the state of the art equipment, and the proprietary innovative and award winning processes. RHGP-G

    Safe Harbor Statement

    This press release contains certain statements that may include 'forward-looking statements' as defined in the Securities Act of 1933, and the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are 'forward-looking statements.' Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

    The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.


    CONTACT: Christensen
             Christy Shue, 917-576-2209
             cshue@ChristensenIR.com
             or
             In China:
             Renhuang Pharmaceuticals Inc
             Gina Gao, 0086-451-57620378
             gs@renhuang.com